As filed with the Securities and Exchange Commission on August 31, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	34-0276860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1025 West NASA Boulevard
Melbourne, Florida 32919
(321) 727-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Scott T. Mikuen, Esq.
Senior Vice President, General Counsel and Secretary
HARRIS CORPORATION
1025 West NASA Boulevard
Melbourne, Florida 32919
(321) 727-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Robert J. Grammig, Esq. Ivan A. Colao, Esq. Tom McAleavey, Esq. Holland & Knight LLP 100 North Tampa Street, Suite 4100 Tampa, Florida 33602 (813) 227-8500	Andrew J. Pitts, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities(3)				$0
Preferred Stock, without par value(4)				$0
Common Stock, par value $1.00 per share(4)(5)				$0
Depositary Shares(4)(6)				$0
Stock or Debt Warrants(7)				$0

(1)
An indeterminate aggregate offering or number of securities of each class identified is being registered as may be offered from time to time at indeterminate prices. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of registration fees and will pay such fees on a “pay-as-you-go” basis in advance of or in connection with an offering of securities registered under this registration statement.

(3)
Including debt securities as may from time to time be issued upon conversion into or exchange for or exercise of other debt securities, shares of preferred stock or warrants registered hereunder, to the extent any of such debt securities, shares of preferred stock or warrants are, by their terms, convertible into or exchangeable or exercisable for debt securities.

(4)
In addition to any shares of preferred stock, depositary shares or shares of common stock that may be issued directly under this registration statement, there are being registered hereunder shares of preferred stock, depositary shares or shares of common stock as may from time to time be issued upon conversion or exchange of debt securities, shares of preferred stock or depositary shares, or upon the exercise of warrants, as the case may be. No separate consideration will be received for any shares of preferred stock, depositary shares or shares of common stock so issued upon conversion or exchange of debt securities, shares of preferred stock or depositary shares.

(5)
Including such shares of common stock as the registrant may elect from time to time to issue in connection with the payment of dividends on preferred stock, to the extent dividends on any of such shares of preferred stock are, by their terms, able to be satisfied by the issuance of shares of common stock.

(6)
There are being registered hereunder depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under the deposit agreement.

(7)
Warrants to purchase debt securities, preferred stock or common stock of the registrant may be sold separately or with debt securities, preferred stock, depositary shares or common stock of the registrant.

PROSPECTUS
Harris Corporation
Debt Securities, Preferred Stock, Common Stock,
Depositary Shares and Warrants

By this prospectus, we may offer from time to time securities, which may include:
•    debt securities
•     shares of preferred stock
•    shares of common stock
•     fractional interests in shares of preferred stock represented by depositary shares
•     warrants to purchase debt securities
•    warrants to purchase shares of preferred stock
•     warrants to purchase shares of common stock
When we decide to sell particular securities, we will provide you with the specific terms and the public offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. You should read this prospectus, together with any prospectus supplements and information incorporated by reference into this prospectus and any prospectus supplements, carefully before you decide to invest.
Our common stock is listed for trading on the New York Stock Exchange under the symbol “HRS.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement.
These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus and in any prospectus supplement and in the documents incorporated by reference into this prospectus and into any prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is August 31, 2016.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or other offering material filed or provided by us. We have not authorized anyone to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or a prospectus supplement or any such other offering material is accurate as of any date other than the date on the front of this prospectus or such prospectus supplement or any such other offering material, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific terms of the securities we are then offering. Each prospectus supplement will also contain specific information about the terms of the offering it describes, including the specific amounts, prices and terms. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, change or update the information contained in this prospectus. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.
In this prospectus, references to “company,” “we,” “us,” “our” and “Harris” refer to Harris Corporation and do not include any of its subsidiaries in the context of the issuer of securities. In other contexts, references to “company,” “we,” “us,” “our” and “Harris” may also include subsidiaries of Harris Corporation. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. References to “securities” refer collectively to the debt securities, preferred stock, common stock, depositary shares and warrants offered by this prospectus.
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
Some of the information that you may want to consider in deciding whether to invest in the securities is not included in this prospectus, but rather is “incorporated by reference” to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in this prospectus. The information incorporated by reference into this prospectus is considered part of this prospectus, except for any information that is updated or superseded, and contains important business and financial information.
We incorporate by reference into this prospectus the following documents which have been filed with the SEC (Commission File No. 001-3863):

•
our Annual Report on Form 10-K for the fiscal year ended July 1, 2016, including portions of our Proxy Statement for our 2016 Annual Meeting of Shareholders to the extent specifically incorporated by reference therein; and

•	our Current Report on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the SEC on August 2, 2016 (Date of Report July 29, 2016).
All documents and reports that we file with the SEC (other than any portions of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” after the date of this prospectus and prior to the end of the offering under this prospectus, shall also be deemed to be incorporated by reference into this prospectus from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. The information contained on our website (http://www.harris.com) is not incorporated into this prospectus or into any prospectus supplement.
We will provide without charge to each person, including any beneficial owner of securities offered under this prospectus, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. You should direct any such requests to us at the following address:
Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919
Attention: Secretary
You may also request such documents by calling our Secretary at (321) 727-9100.

Statements made in this prospectus or in any document incorporated by reference into this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or to the documents incorporated by reference therein, each such statement being qualified in all material respects by such reference.
Any statement made in a document incorporated by reference or deemed incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act and accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website (http://www.sec.gov). You may also read and copy any document we file with the SEC at its Public Reference Room:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act, that involve risks and uncertainties, as well as assumptions that may not materialize or prove correct, which could cause our results to differ materially from those expressed in or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new products, systems, technologies, services or developments; future political and economic conditions, performance or outlook; the outcome of contingencies; the potential level of share repurchases or dividends; potential acquisitions or divestitures; the value of contract awards and programs; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document, and are not guarantees of future performance or actual results.
Factors that might cause our results to differ materially from those expressed in or implied by these forward-looking statements, from our current expectations or projections or from our historical results include, but are not limited to the following:

•
We depend on U.S. Government customers for a significant portion of our revenue, and the loss of these relationships, a reduction in U.S. Government funding or a change in U.S. Government spending priorities could have an adverse impact on our business, financial condition, results of operations and cash flows.

•
We depend significantly on U.S. Government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on our business, financial condition, results of operations and cash flows.

•
We could be negatively impacted by a security breach, through cyber attack, cyber intrusion or otherwise, or other significant disruption of our information technology (“IT”) networks and related systems or of those we operate for certain of our customers.

•
The continued effects of the general weakness in the global economy and the U.S. Government’s budget deficits and national debt and sequestration could have an adverse impact on our business, financial condition, results of operations and cash flows.

•	The level of returns on defined benefit plan assets, changes in interest rates and other factors could affect our earnings and cash flows in future periods.

•	We enter into fixed-price contracts that could subject us to losses in the event of cost overruns or a significant increase in inflation.

•	We use estimates in accounting for many of our programs and changes in our estimates could adversely affect our future financial results.

•	We derive a significant portion of our revenue from international operations and are subject to the risks of doing business internationally, including fluctuations in currency exchange rates.

•	Our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners.

•	We may not be successful in obtaining the necessary export licenses to conduct certain operations abroad, and Congress may prevent proposed sales to certain foreign governments.

•	Our future success will depend on our ability to develop new products, systems, services and technologies that achieve market acceptance in our current and future markets.

•	We participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures.

•
We cannot predict the consequences of future geo-political events, but they may adversely affect the markets in which we operate, our ability to insure against risks, our operations or our profitability.

•	We have made, and may continue to make, strategic acquisitions and divestitures that involve significant risks and uncertainties.

•
Disputes with our subcontractors and the inability of our subcontractors to perform, or our key suppliers to timely deliver our components, parts or services, could cause our products or services to be produced or delivered in an untimely or unsatisfactory manner.

•
Third parties have claimed in the past and may claim in the future that we are infringing directly or indirectly upon their intellectual property rights, and third parties may infringe upon our intellectual property rights.

•
The outcome of litigation or arbitration in which we are involved from time to time is unpredictable and an adverse decision in any such matter could have a material adverse effect on our financial condition, results of operations and cash flows.

•	We face certain significant risk exposures and potential liabilities that may not be covered adequately by insurance or indemnity.

•	Changes in our effective tax rate may have an adverse effect on our results of operations.

•
Our level of indebtedness and our ability to make payments on or service our indebtedness and our unfunded pension liability may adversely affect our financial and operating activities or our ability to incur additional debt.

•	A downgrade in our credit ratings could materially adversely affect our business.

•	Unforeseen environmental issues could have a material adverse effect on our business, financial condition, results of operations and cash flows.

•	We have significant operations in locations that could be materially and adversely impacted in the event of a natural disaster or other significant disruption.

•
Sustained weakness or volatility in oil or natural gas prices, or negative expectations about future prices or volatility, could adversely affect demand for our managed satellite and terrestrial communications solutions or other products, which could adversely affect our business, financial condition, results of operations and cash flows.

•
Changes in the regulatory framework under which our managed satellite and terrestrial communications solutions operations are operated could adversely affect our business, financial condition, results of operations and cash flows.

•
We rely on third parties to provide satellite bandwidth for our managed satellite and terrestrial communications solutions, and any bandwidth constraints could harm our business, financial condition, results of operations and cash flows.

•
Changes in future business or other market conditions could cause business investments and/or recorded goodwill or other long-term assets to become impaired, resulting in substantial losses and write-downs that would adversely affect our results of operations.

•	Some of our workforce is represented by labor unions, so our business could be harmed in the event of a prolonged work stoppage.

•	We must attract and retain key employees, and failure to do so could seriously harm us.

•	We may be responsible for U.S. Federal income tax liabilities that relate to the spin-off of Vectrus, Inc. (“Vectrus”) completed by Exelis Inc. (“Exelis”).

•
In connection with the Vectrus spin-off, Vectrus indemnified Exelis for certain liabilities and Exelis indemnified Vectrus for certain liabilities. This indemnity may not be sufficient to insure us against the full amount of the liabilities assumed by Vectrus and Vectrus may be unable to satisfy its indemnification obligations to us in the future.

•	The Vectrus spin-off may expose us to potential liabilities arising out of state and Federal fraudulent conveyance laws and legal distribution requirements.

•	The ITT Corporation (“ITT”) spin-off of Exelis may expose us to potential liabilities arising out of state and Federal fraudulent conveyance laws and legal distribution requirements.

•
If we are required to indemnify ITT or Xylem, Inc. in connection with the ITT spin-off of Exelis, we may need to divert cash to meet those obligations and our financial results could be negatively impacted.

•	The risks described from time to time in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and other filings under the Exchange Act.
Additional risks and uncertainties not known to us or that we currently believe not to be material also may adversely impact our business, results of operations, financial condition and cash flows. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, results of operations, financial condition and cash flows. Forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act, and we undertake no obligation, other than imposed by law, to update forward-looking statements to reflect further developments or information obtained after the date of this prospectus or, in the case of any document incorporated by reference, the date of that document, and disclaim any obligation to do so. Forward-looking statements involve a number of risks or uncertainties including, but not limited to, the risks referred to under the heading “Risk Factors” on page 6 of this prospectus. All forward-looking statements are qualified by, and should be read in conjunction with, these risk factors.
ABOUT HARRIS
Harris Corporation, together with its subsidiaries, is a leading technology innovator, solving government and commercial customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. We support customers in more than 100 countries and, as of the end of fiscal 2016, had approximately 21,000 employees, including approximately 9,000 engineers and scientists. We serve both domestic and international customers with products, systems and services that have defense and civil government applications, as well as commercial applications, with our largest customers being U.S. Government customers and their prime contractors.
Harris Corporation was incorporated in Delaware in 1926 as the successor to three companies founded in the 1890s. Our principal executive offices are located at 1025 West NASA Boulevard, Melbourne, Florida 32919, and our telephone number is (321) 727-9100. Our common stock is listed on the New York Stock Exchange under the symbol “HRS.”
We structure our operations primarily around the products and services we sell and the markets we serve, and we report the financial results of our operations in the following four reportable operating segments:

•	Communication Systems, serving markets in tactical communications and defense and public safety networks;

•
Space and Intelligence Systems, providing complete Earth observation, environmental, geospatial, space protection, and intelligence solutions from advanced sensors and payloads, as well as ground processing and information analytics;

•
Electronic Systems, offering an extensive portfolio of solutions in electronic warfare, avionics, wireless technology, command, control, communications, computers and intelligence (“C4I”) and undersea systems; and

•
Critical Networks, providing managed services supporting air traffic management, energy and maritime communications, and ground network operation and sustainment, as well as high-value IT and engineering services.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference into this prospectus. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Item 1A. “Risk Factors” included in our most recently filed Annual Report on Form 10-K, as amended and supplemented by subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

RATIO OF EARNINGS TO FIXED CHARGES
Our consolidated ratio of earnings to fixed charges for each of the periods indicated is set forth below and presented on a continuing operations basis.
We compute the ratio of earnings to fixed charges by dividing (i) earnings (loss), which consist of income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized during the period and adjusted for undistributed earnings in equity investments, by (ii) fixed charges, which consist of interest expense, capitalized interest and the portion of rental expense under operating leases estimated to be representative of the interest factor.
Our fixed charges do not include any dividend requirements with respect to preferred stock because, as of the date of this prospectus and for the five preceding fiscal years, we have had no preferred stock outstanding.
This information should be read in conjunction with our historical consolidated financial statements and the related notes incorporated by reference into this prospectus.

Year Ended
	July 1, 2016	July 3, 2015	June 27, 2014	June 28, 2013	June 29, 2012
Ratio of earnings to fixed charges	4.2x	4.5x	8.9x	6.7x	8.1x
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by this prospectus for some or all of the following purposes:

•	repayment or refinancing of a portion of our existing short-term and long-term debt;

•	capital expenditures;

•	additional working capital;

•	acquisitions; and

•	other general corporate purposes.
Our management will retain broad discretion in the allocation of the net proceeds from the sale of these securities. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing instruments or other investment-grade securities or use the net proceeds to reduce our short-term indebtedness.
DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indentures that will govern the debt securities, and is not complete. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.
The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of September 3, 2003, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. This indenture is referred to as the “senior indenture.” The subordinated debt securities will be issued under an indenture, dated as of September 3, 2003, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. This indenture is referred to as the “subordinated indenture.” The senior indenture and the subordinated indenture are together called the “indentures.”
The following is a summary of the most important provisions of the indentures. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of each indenture. Copies of the entire indentures are exhibits to the registration statement of which this prospectus is a part. Unless either the senior indenture or the subordinated indenture is specified, section references below are to the section in each indenture. The indentures are incorporated by reference into this prospectus. We encourage you to read our indentures because the applicable indenture and not this description sets forth your rights as a holder of our debt securities. In this section, unless otherwise indicated or the context otherwise requires, references to “Harris,” “we,” “us” or “our” refer solely to Harris Corporation and not its subsidiaries.

General Terms
Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all senior indebtedness as described below. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of such subsidiary.
The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. Those terms may include:

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the maturity date or dates or the method by which any such date shall be determined;

•	the interest rate or rates, or the method of determining those rates;

•	the place or places where payments may be made;

•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;

•	the portion of the principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;

•	any deletions of, or changes or additions to, the events of default or covenants as they apply to the series;

•	whether the provisions of the indenture described under “— Satisfaction and Discharge; Defeasance” below will be applicable to the series of debt securities;

•	if other than U.S. dollars, the currency, currencies or composite currencies in which payments on the debt securities will be payable;

•
whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	any conversion or exchange provisions; and

•	any other specific terms of the debt securities not inconsistent with the applicable indenture.
(Section 2.03)
We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.
Unless we otherwise specify in the prospectus supplement, the debt securities will be registered debt securities denominated in U.S. dollars issued in denominations of $1,000 or an integral multiple of $1,000.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.
Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.
Registration, Transfer and Exchange
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.

The designated security registrar in the United States for the senior debt securities and the subordinated debt securities is The Bank of New York Mellon Trust Company, N.A., located at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256. The Bank of New York Mellon Trust Company, N.A. maintains an office in the Borough of Manhattan, the City and State of New York, located at 101 Barclay Street, Floor 8 West, New York, New York 10286.
In the event of any redemption of any series of debt securities, we will not be required to exchange or register the transfer of:

•	any debt securities of that series for a period of 15 days before the day of mailing of the relevant notice of redemption; or

•	any security selected for redemption, in whole or in part, except the unredeemed portion of any security being redeemed in part.
(Section 2.08)
Payment and Paying Agent
We will make payments on the debt securities at the respective times and places and in the manner mentioned in the debt securities and in the applicable indenture. We will pay interest on global securities by wire transfer of immediately available funds to the depository for those global securities. We will pay interest on the debt securities in definitive registered form, other than interest payable at maturity (or on the date of redemption if the debt security is redeemed by us before maturity), by check mailed to the address of the person entitled to payment as shown on the security register. We will pay principal and interest at maturity or upon redemption in immediately available funds against presentation and surrender of the debt security. With respect to a holder of $10 million or more in aggregate principal amount of debt securities in definitive registered form, however, that holder may receive payments of interest by wire transfer of immediately available funds upon written request to the applicable trustee or the paying agent as provided in the form of debt security. The applicable trustee will cancel all debt securities when and as paid. (Section 5.01)
If we issue debt securities in definitive registered form, we will at all times until the payment of the principal of those debt securities maintain an office or agency in the Borough of Manhattan, the City and State of New York, where a holder may (i) present debt securities for transfer and exchange as provided in the applicable indenture, (ii) present those debt securities for payment, and (iii) serve notices or demands in respect of those debt securities or of the applicable indenture. If we at any time do not maintain such an office or agency, or fail to give notice to the applicable trustee of any change in the location of such office or agency, holders may make presentation and demand and may serve notice in respect of the debt securities or of the applicable indenture at the corporate trust office of the applicable trustee. In addition to such office or agency, we may from time to time designate one or more other offices or agencies where a holder may present the debt securities for any or all of the purposes specified above, and we may constitute and appoint one or more paying agents for the payment of those debt securities in one or more other cities, and may from time to time rescind those designations and appointments. No such designation, appointment or rescission, however, will in any manner relieve us of our obligation to maintain such office and agency in the Borough of Manhattan, when and for the purposes mentioned above. Subject to the provisions of the applicable indenture, the applicable trustee will not be liable or responsible for the application of any funds transmitted to or held by any paying agent (other than itself) for the purpose of paying debt securities. If funds transmitted to or held by any paying agent for such purpose are not applied to such purpose, we will furnish the applicable trustee or a paying agent with funds to be applied to the payment of debt securities equal to the funds not so applied by such other paying agent. (Section 5.02)
Subject to the requirements of applicable abandoned property laws, the trustee and paying agent shall pay to us any money held by them for payments on the debt securities that remain unclaimed for two years after the amount became due and payable. After payment to us, holders entitled to the money must look to us for payment as general creditors. In that case, all liability of the trustee or paying agent with respect to that money will cease. (Section 5.08)
Our paying agent in the United States for the senior debt securities and the subordinated debt securities is The Bank of New York Mellon Trust Company, N.A., located at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256. The Bank of New York Mellon Trust Company, N.A. maintains an office in the Borough of Manhattan, the City and State of New York, located at 101 Barclay Street, Floor 8 West, New York, New York 10286.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. Unless we specify otherwise in the applicable prospectus supplement, the following terms will apply to global securities issued by us. The Depository Trust Company (“DTC”), New York, New York, will act as the securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Subject to any requirement of DTC to issue multiple certificates, one fully-registered security certificate will be issued for each issuance of debt securities, each in the aggregate principal amount of such issuance, and will be deposited with DTC.

DTC has informed us that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
According to its most recent annual report, DTC holds and provides asset servicing for over 3.5 million issuances of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with Direct Participants, “Participants”). DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org; the information contained on those websites is not incorporated into this prospectus or into any prospectus supplement.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which receive a credit for such debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (a “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issuance are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issuance to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, principal, interest and premium payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal, interest and premiums, if any, on the debt securities to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
If (i) DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, (ii) we, in our sole discretion, determine not to have the debt securities represented by one or more global securities or (iii) an event of default with respect to the debt securities has occurred and is continuing, we will issue individual debt securities in exchange for the global security or securities representing the debt securities. Individual debt securities will be issued in denominations of $1,000 and integral multiples thereof.
The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable. None of the Company, the trustee, the underwriters, dealers or agents is responsible for the accuracy or completeness of this information.
Practical Implications of Holding Debt Securities in Street Name
Investors who hold debt securities in accounts at banks or brokers will not generally be recognized by us as the legal holders of debt securities. Because we recognize as the holder the bank or broker, or the financial institution the bank or broker uses to hold its debt securities, it is the responsibility of these intermediary banks, brokers and other financial institutions to pass along principal, interest and other payments on the debt securities, either because they agree to do so in their agreements with their customers, or because they are legally required to do so. If you hold debt securities in street name, you should check with the financial institution holding your debt securities to find out:

•	how it handles securities payments and notices;

•	whether it imposes additional fees or charges;

•	how it would handle voting and related issues if such issues were to arise;

•	how it would pursue or enforce rights under the debt securities if there were a default or other event triggering the need for direct holders to act to protect their interests; and

•	whether and how it would react on other matters which are important to persons who hold debt securities in “street name.”
Redemption
We may redeem some or all of the debt securities at our option subject to the terms and conditions described in the prospectus supplement relating to that series of debt securities. If a series of debt securities is subject to a sinking fund, the prospectus supplement will describe those terms. (Article Three)
If we elect to redeem less than all of the debt securities of a series, then the trustee will select the particular debt securities of such series to be redeemed in a manner the trustee deems appropriate and fair. (Section 3.02)
Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. The notice of redemption will state, among other things, the series of debt securities to be redeemed, the amount of debt securities to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of debt securities to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or the portions called for redemption. (Sections 3.02 and 3.03)
Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets
The indentures provide that we may not, in a single transaction or a series of related transactions, consolidate or merge with or into any other person, or sell or transfer all or substantially all our properties and assets to any other person, unless:

•
the person formed by or resulting from any such consolidation or merger, or which has received the transfer of all or substantially all of our property and assets, will assume the due and punctual performance and observance of all of the covenants and conditions to be performed or observed by us under the applicable indenture; and

•
we, such person or such successor person, as the case may be, immediately after such consolidation, merger, sale or transfer, will not be in default in the performance of any covenant or condition under the applicable indenture.

(Section 12.01)

In addition, the senior indenture provides that we may not engage in such a consolidation, merger, sale or transfer if, upon such transaction becoming effective, any of our property or assets would become or be subject to any mortgage or other lien (an “additional lien”), other than liens existing thereon prior thereto and certain liens permitted under the covenant described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture — Limitation on Liens,” unless (i) prior to such consolidation, merger, sale or transfer, all of the outstanding debt securities under the senior indenture shall be directly secured (equally and ratably with any of our other indebtedness then entitled thereto) by a mortgage or other lien ranking prior to such additional lien, in form satisfactory to the trustee under the senior indenture, on all of our property and assets, and accretions thereto, which would, upon such consolidation, merger, sale or transfer, become subject to such additional lien, such mortgage or other lien securing the debt securities under the senior indenture to be effective for so long as such property and assets shall remain subject to such additional lien, or (ii) we make effective provision whereby all debt securities under the senior indenture outstanding immediately after such consolidation, merger, sale or transfer will be secured directly by a mortgage or other lien in a form satisfactory to the trustee under the senior indenture equally and ratably with (or prior to) any and all obligations, indebtedness and claims secured by such additional lien, upon our property and assets (or the property and assets of the person resulting from or surviving such consolidation or merger, if not us, or the person to which such sale or transfer shall have been made, as the case may be) as are subject to such additional lien, such mortgage or other lien securing the debt securities to be effective for so long as such property and assets shall remain subject to such additional lien. (Section 12.01 of the Senior Indenture)
In the event of any such sale or transfer (other than a transfer by way of lease), we, or any successor person that has become a successor person in the manner described in the applicable indenture and assumes our obligations under the indenture and subsequently consummates a permitted sale or transfer (other than a transfer by way of lease), will be discharged from all obligations and covenants under the indenture and the debt securities. (Section 12.02)
Events of Default, Notice and Waiver
Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

•	we fail to pay interest on any debt securities of the series for a period of 30 days after payment is due;

•	we fail to pay the principal of, or any premium on, any debt securities of that series when due;

•
we fail to comply with any other agreements contained in the debt securities of that series or the applicable indenture for 90 days after being given notice from the trustee or after notice has been given to us and the trustee from the holders of 25% of the outstanding debt securities of such series;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•
we default under any mortgage, indenture or instrument related to any of our indebtedness (other than debt securities of the series) which default either:  (i) is caused by a failure to pay when due any principal of such indebtedness the principal amount of which, together with the principal amount of any other such indebtedness under which there is a payment default, aggregates $50 million or more within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or (ii) results in such indebtedness aggregating $50 million or more becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such payment default is not cured or such acceleration is not rescinded or annulled within 10 days after written notice to us by the applicable trustee or to us and the applicable trustee by holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding.

(Section 7.01)
A prospectus supplement may describe whether we have entered into a supplemental indenture that will omit, modify or add to the foregoing events of default.
An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities. (Section 7.01)
Each indenture requires the trustee under that indenture to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived under that indenture. However, the trustee may withhold the notice if it determines in good faith that doing so is in the interest of those holders. The trustee may not, however, withhold the notice in the case of a payment default. (Sections 7.06 and 7.07)
Each indenture provides that if an event of default for any series of debt securities other than an event of default relating to bankruptcy, insolvency or reorganization occurs and is continuing, either the trustee under that indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under that indenture by notice in writing to us (and to the trustee if given by the holders) may declare the principal amount plus accrued and unpaid interest, if any, of the debt securities of such series to be due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on the event of default is obtained, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding, under certain circumstances, may rescind such acceleration if all events of default, other than the nonpayment of principal of the debt securities of that series then outstanding which shall not have become due by their terms, have been cured or waived as provided in the applicable indenture. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest, if any, on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder of those debt securities. The same provisions regarding rescission of an acceleration apply to events of default relating to events of bankruptcy, insolvency and reorganization. (Section 7.01)
A holder of debt securities of any series may pursue a remedy under the applicable indenture only if:

•	the holder gives the applicable trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of that series then outstanding make a written request to the trustee to pursue the remedy;

•	such holders offer to the trustee indemnity reasonably satisfactory to the trustee;

•	the trustee does not comply with the request within 60 days after receipt of the notice, request and offer of indemnity; and

•	during such reasonable time, the holders of a majority in principal amount of that series then outstanding do not give the trustee a direction inconsistent with the request.
This provision, however, does not affect the right of a holder of debt securities to sue for enforcement of payment of the principal of or interest on the holder’s debt securities on or after the respective due dates expressed in its debt security. (Section 7.04)
The trustee will be entitled under each indenture, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified before proceeding to perform any duty or exercise any right or power under the indenture at the direction of the holders of the debt securities or that requires the trustee to expend or risk its own funds or otherwise incur any financial liability. Each indenture also provides that a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series. The trustee, however, may refuse to follow any such direction that conflicts with law or the applicable indenture, or that the trustee determines in good faith is unduly prejudicial to the rights of other holders or would involve the trustee in personal liability. (Sections 7.04 and 7.06)
Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 5.13)
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification of the Indentures
Together with the trustee, subject to the conditions and restrictions of the applicable indenture, we may modify the indentures without the consent of the holders for one or more of the following purposes:

•
to transfer or pledge to the applicable trustee any property or assets as security for the debt securities of one or more series or add any guarantee in respect of the debt securities of one or more series;

•
to evidence the succession of another corporation to our company, or successive successions, and the assumptions by the successor corporation of our obligations under the applicable indenture with respect to any consolidation, merger or sale transaction related to that succession that is permitted under the applicable indenture;

•
to add to our covenants contained in the applicable indenture for the benefit of the holders of the debt securities, or to surrender any right or power reserved to or conferred upon us in the applicable indenture;

•
to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the applicable indenture or in any supplemental indenture, but only if that action does not adversely affect the interests of the holders of the debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•
to evidence the appointment of, and provide for the acceptance of appointment under the applicable indenture, of a successor trustee with respect to the debt securities of one or more series, and to add to or change any of the provisions of the applicable indenture to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•
to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indentures or any supplemental indenture under the Trust Indenture Act of 1939, which we refer to in this prospectus as the “Trust Indenture Act,” provided that such modification or amendment does not materially and adversely affect the interests of the holders of the debt securities;

•
to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain Federal tax purposes;

•
to make such provisions with respect to matters or questions arising under the applicable indenture as may be necessary or desirable and not inconsistent with that indenture, but only if those other provisions do not adversely affect the interest of the holders of the debt securities; and

•
with respect to the subordinated indenture only, to make any change that would limit or terminate the rights of any holder of senior indebtedness under the subordination provisions (subject to any required approval of the holders of such senior indebtedness).

(Section 11.01)
Together with the trustee, we may also make modifications and amendments to each indenture with respect to a series of debt securities with the consent of not less than the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series (including consents obtained in connection with a tender offer or exchange offer for the debt securities of that series). However, without the consent of each affected holder, no modification may:

•	extend the fixed maturity of any debt security;

•	reduce the principal, premium (if any) or rate of interest on any debt security or the principal amount due upon acceleration of maturity upon an event of default;

•	extend the time of payment of interest on any debt security;

•	make any debt security payable in money other than that stated in that debt security;

•	change the time at which any debt security may or must be redeemed;

•
reduce the amount of the principal of an original issue discount debt security that would be due and payable upon an acceleration of the maturity thereof under Section 7.01 of the applicable indenture or the amount thereof provable in bankruptcy under Section 7.02 of the applicable indenture;

•	impair or affect the right to enforce any payment after the stated maturity or redemption date of the applicable debt security;

•
waive a default or event of default regarding any payment on the applicable debt securities or, if the applicable debt securities provide therefor, waive any right of repayment at the option of the holder of those debt securities;

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture; or

•	with respect to the subordinated indenture only, make any change to the subordination provisions that adversely affects the rights of any holder.
(Section 11.02)
In addition, the subordination provisions of the subordinated indenture cannot be modified to the detriment of any of our senior indebtedness without the consent of the holders of such senior indebtedness. (Sections 11.01 and 11.02 of the Subordinated Indenture)
Satisfaction and Discharge; Defeasance
The indentures will cease to be of further effect with respect to debt securities of any series, except as may otherwise be provided in the applicable indenture or an appropriate prospectus supplement, if we have delivered to the trustee for cancellation all authenticated debt securities of that series (other than destroyed, lost or stolen debt securities and debt securities for whose payment trust funds have been segregated and held in trust as provided in the applicable indenture), paid or caused to be paid all other sums payable under the applicable indenture with respect to those debt securities and have delivered to the trustee an Officers’ Certificate and Opinion of Counsel (each as defined in the indentures) stating that the preceding two conditions have been satisfied. (Section 4.02)

In addition, at any time, we may terminate:

•	our obligations described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture” with respect to any series of senior debt securities;

•
the requirements described under “— Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” with respect to additional liens relating to outstanding senior debt securities of a series; and

•	any other restrictive covenants applicable to outstanding debt securities of a series to the extent described in a prospectus supplement, if we irrevocably deposit with the trustee as trust funds, cash or U.S. Government securities, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and the interest on the debt securities of that series and all other sums payable by us under the applicable indenture in connection with those debt securities. This type of a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel stating that holders of the debt securities of such series:  (i) will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and discharge, and (ii) will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred. If we exercise our covenant defeasance option, payment of any series of debt securities may not be accelerated because of an event of default specified in the third “bullet point” under “— Events of Default, Notice and Waiver” with respect to the covenants described under “—Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture” or any other covenant identified in the applicable prospectus supplement or our failure to comply with the requirements described under “— Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” with respect to additional liens. (Article Four)
Meetings
The indentures contain provisions for convening meetings of the holders of debt securities of a series. (Article Ten)
A meeting may be called at any time by the trustee, upon request by us or upon request by the holders of at least 20% of the aggregate principal amount of the outstanding debt securities of the series. In each case, notice will be given to the holders of debt securities of the series, but a meeting without notice will be valid if the holders of all debt securities of the series are present in person or by proxy and if we and the trustee are present or waive notice. (Sections 10.02 and 10.03)
Replacement of Securities
We will replace debt securities that have been mutilated, but you will have to pay for the replacement and will first have to surrender the mutilated debt security to the security registrar. Debt securities that become destroyed, stolen or lost will only be replaced by us, again at your expense, upon your providing evidence of destruction, loss or theft which we and the security registrar are willing to accept. We may also require you, as the holder of the debt security, to indemnify the security registrar and us before we issue any replacement debt security. (Section 2.09)
Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflict of laws principles thereof. (Section 13.10)
Regarding the Trustee
We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture. An affiliate of The Bank of New York Mellon Trust Company, N.A., is a lender under our existing credit facilities.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Additional Terms Applicable to Senior Debt Securities
The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.
Covenants in the Senior Indenture
Limitation on Liens. Except as set forth below, so long as any senior debt securities are outstanding, we will not at any time, directly or indirectly, create, incur, assume or suffer to exist, and we will not suffer or permit any Restricted Subsidiary (as defined below) to create, incur, assume or suffer to exist, except in favor of us or another Restricted Subsidiary, any mortgage, pledge or other lien or encumbrance of or upon any Principal Property (as defined below) or any shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the senior indenture or thereafter acquired, or of or upon any income or profits therefrom, if after giving effect thereto (but not to any mortgages, pledges, liens or encumbrances described in clauses (1) through (10) below) the aggregate principal amount of indebtedness secured by mortgages, pledges, liens or other encumbrances upon our property and the property of our Restricted Subsidiaries shall be in excess of 5% of Consolidated Net Worth (as defined below), without making effective provision (and we agree that in any such case we will make or cause to be made effective provision) whereby all senior debt securities then outstanding will be secured by such mortgage, pledge, lien or encumbrance equally and ratably with (or prior to) any and all obligations, indebtedness or claims secured by such mortgage, pledge, lien or encumbrance, so long as any such other obligations, indebtedness or claims shall be so secured.
Nothing in the immediately preceding paragraph or the following clauses (1) through (10) shall be construed to prevent us or any Restricted Subsidiary, without so securing the senior debt securities, from creating, assuming or suffering to exist the following mortgages, pledges, liens or encumbrances:
(1) the following mortgages and liens in connection with the acquisition of property after the date of the senior indenture: (A) (i) any purchase money mortgage or other purchase money lien on any Principal Property acquired after the date of the senior indenture, including conditional sales and other title retention agreements; (ii) any mortgage or other lien on property acquired, constructed or improved after the date of the senior indenture created as security for moneys borrowed (at the time of or within 120 days after the purchase, construction or improvement of such property) to provide funds for the purchase, construction or improvement of such property; or (iii) any mortgage or other lien on any property acquired after the date of the senior indenture that exists at the time of the acquisition thereof and that was not created in connection with or in contemplation of such acquisition; provided in each case that (x) such mortgage or other lien is limited to such acquired property (and accretions thereto) or, in the case of construction or improvements, any theretofore unimproved real property, and (y) the aggregate amount of the obligations, indebtedness or claims secured by such mortgage or other lien does not exceed the cost to us or such Restricted Subsidiary of such acquired property or the value thereof at the time of acquisition, as determined by our Board of Directors, whichever is lower; (B) any mortgage or other lien created in connection with the refunding, renewal or extension of any obligations, indebtedness or claims secured by a mortgage or lien described in clause (A) that is limited to the same property; provided that the aggregate amount of the obligations, indebtedness or claims secured by such refunding, renewal or extended mortgage or other lien does not exceed the aggregate amount thereof secured by the mortgage or other lien so refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension; or (C) any mortgage or other lien to which property acquired after the date of the senior indenture shall be subject at the time of acquisition, if the payment of the indebtedness secured thereby or interest thereon will not become, by assumption or otherwise, a personal obligation of us or a Restricted Subsidiary;
(2) mechanics’, materialmen’s, carriers’ or other similar liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such liens or the release of property in the possession of a common carrier; good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts for the borrowing of money); pledges or deposits to secure public or statutory obligations; deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;
(3) any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable us or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workers’ compensation, unemployment insurance, old age pensions, social security or similar matters;
(4) the liens of taxes or assessments not at the time due, or the liens of taxes or assessments already due but the validity of which is being contested in good faith and against which adequate reserves have been established;
(5) judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;
(6) easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;

(7) leases and landlords’ liens on fixtures and movable property located on premises leased in the ordinary course of business, so long as the rent secured thereby is not in default;
(8) liens, pledges or deposits made in connection with contracts with or made at the request of any government or any department or agency thereof or made with any prime contractor or subcontractor of any tier in connection with the furnishing of services or property to any government or any department or agency thereof (“Government Contracts”) insofar as such liens, pledges or deposits relate to property manufactured, installed, constructed, acquired or to be supplied by, or property furnished to, us or a Restricted Subsidiary pursuant to, or to enable the performance of, such Government Contracts, or property the manufacture, installation, construction or acquisition of which any government or any department or agency thereof finances or guarantees the financing of, pursuant to, or to enable the performance of, such Government Contracts; or deposits or liens, made pursuant to such Government Contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such Government Contracts, or of or upon any materials or supplies acquired for the purpose of the performance of such Government Contracts; or the assignment or pledge to any person, firm or corporation, to the extent permitted by law, of the right, title and interest of us or a Restricted Subsidiary in and to any Government Contract, or in and to any payments due or to become due thereunder, to secure indebtedness incurred and owing to such person, firm or corporation for funds or other property supplied, constructed or installed for or in connection with the performance by us or such Restricted Subsidiary of our or its obligations under such Government Contract;
(9) any mortgage or other lien securing indebtedness of a corporation that is our successor to the extent permitted by the covenant described under “— Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets,” or securing indebtedness of a Restricted Subsidiary outstanding at the time it became a subsidiary (provided that such mortgage or other lien was not created in connection with or in contemplation of the acquisition of such Restricted Subsidiary), and any mortgage or other lien created in connection with the refunding, renewal or extension of such indebtedness that is limited to the same property, provided that the amount of the indebtedness secured by such refunding, renewal or extended mortgage or other lien does not exceed the amount of indebtedness secured by the mortgage or other lien to be refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension; and
(10) any mortgage or other lien in favor of the U.S. or any state thereof, or political subdivision of the U.S. or any state thereof, or any department, agency or instrumentality of the U.S. or any state thereof or any such political subdivision, to secure indebtedness incurred for the purpose of financing the acquisition, construction or improvement of all or any part of the property subject to such mortgage or other lien, and any mortgage or other lien created in connection with the refunding, renewal or extension of such indebtedness that is limited to the same property, provided that the amount of the indebtedness secured by such refunding, renewal or extended mortgage or other lien does not exceed the amount of indebtedness secured by the mortgage or other lien to be refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension.
(Section 5.11 of the Senior Indenture)
Limitation on Sale and Leaseback Transactions. So long as any senior debt securities are outstanding, we will not, and we will not permit any Restricted Subsidiary to, sell or transfer (other than to us or a wholly-owned Restricted Subsidiary) any Principal Property, whether owned at the date of the senior indenture or thereafter acquired, which has been in full operation for more than 120 days prior to such sale or transfer, with the intention of entering into a lease of such Principal Property (except for a lease for a term, including any renewal thereof, of not more than three years), if after giving effect thereto the Attributable Debt (as defined below) in respect of all such sale and leaseback transactions involving Principal Properties shall be in excess of 5% of Consolidated Net Worth.
Notwithstanding the foregoing, we or any Restricted Subsidiary may sell any Principal Property and lease it back if the net proceeds of such sale are at least equal to the fair value of such property as determined by our Board of Directors and, within 120 days of such sale:

•
we redeem (if permitted by the terms of the outstanding senior debt securities), at the principal amount thereof together with accrued interest to the date fixed for redemption, such outstanding senior debt securities in an aggregate principal amount equal to such net proceeds;

•	we repay or a Restricted Subsidiary repays other Funded Debt (as defined below) in an aggregate principal amount equal to such net proceeds;

•	we deliver to the trustee, for cancellation, outstanding senior debt securities uncancelled and in transferable form, in an aggregate principal amount equal to such net proceeds; or

•	we apply such net proceeds to the purchase of properties, facilities or equipment to be used for general operating purposes.
(Section 5.10 of the Senior Indenture)
We think it is also important for you to note that the holders of a majority in principal amount of each series of outstanding senior debt securities may waive compliance with each of the above covenants with respect to that series.

Certain Defined Terms
The following terms are defined in the senior indenture:
“Attributable Debt” means, when used with respect to any sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in the term of the lease) of the lessee’s obligation for “net rental payments” during the remaining term of the lease (including any period the lease has been, or may, at the option of the lessor, be extended). The term “net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid during such period by the lessee under such lease, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.
“Consolidated Net Worth” means our stockholders’ equity and that of our consolidated subsidiaries, as shown on our audited consolidated balance sheet in our latest annual report to our stockholders.
“Funded Debt” means all indebtedness issued, incurred, assumed or guaranteed by us or one of our Restricted Subsidiaries, or for the payment of which we or one of our Restricted Subsidiaries is otherwise primarily or secondarily liable, maturing by its terms more than one year from its date of creation or renewable or refundable at the option of the obligor to a date more than one year from its date of creation.
“Principal Property” means any manufacturing plant located within the U.S. (other than its territories or possessions) and owned or leased by us or any Subsidiary, except any such plant that, in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our Subsidiaries, taken as a whole.
“Restricted Subsidiary” means any of our Subsidiaries that owns or leases a Principal Property. As noted above, the definition of Principal Property does not include foreign facilities.
“Subsidiary” means any corporation of which we, or we and one or more Subsidiaries, directly or indirectly own at the time (i) more than 50% of the outstanding capital stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power in the election of members of the board of directors, managers or trustees of such corporation, and (ii) securities having at such time voting power to elect at least a majority of the members of the board of directors, managers or trustees of such corporation.
Additional Terms Applicable to Subordinated Debt Securities
The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate to the prior payment in full in cash of all senior indebtedness. (Section 14.01 of the Subordinated Indenture)
If we issue subordinated debt securities, the aggregate principal amount of senior indebtedness, as defined below, outstanding as of a recent date will be set forth in the applicable prospectus supplement.
The term “senior indebtedness” is defined as:

•	any of our indebtedness, whether outstanding on the issue date of the subordinated debt securities of a series or incurred later; and

•
accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent post-filing interest is allowed in such proceeding) in respect of (a) our indebtedness for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

unless the instrument creating or evidencing such obligations provides that such obligations are not senior or prior in right of payment to the subordinated debt securities; provided, however, that “senior indebtedness” will not include:

•	any of our obligations to our subsidiaries;

•	any liability for Federal, state, local or other taxes owed or owing by us;

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

•	any of our indebtedness (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other of our indebtedness or other obligations; or

•	the subordinated debt securities.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.
Under the subordinated indenture, no payment may be made on the subordinated debt securities, and no purchase, redemption or retirement of any subordinated debt securities may be made, in the event:

•	any senior indebtedness is not paid in full in cash when due; or

•
the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full in cash.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee. (Section 14.03 of the Subordinated Indenture)
The representatives of the holders of senior indebtedness may notify us and the trustee in writing (a “payment blockage notice”) of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice (except such notice as may be required to effect such acceleration) or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that payment blockage notice (a “payment blockage period”). The payment blockage period will end earlier if such payment blockage period is terminated: (i) by written notice to the trustee and us from the person or persons who gave such payment blockage notice; (ii) because the default giving rise to such payment blockage notice is cured, waived or otherwise no longer continuing; or (iii) because such senior indebtedness has been discharged or repaid in full in cash. Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person unless that default has been cured or waived for a period of not fewer than 90 consecutive days. (Section 14.03 of the Subordinated Indenture)
In the event we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of or similar proceeding relating to us or our property:

•
the holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment; and

•
until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness (except that holders of subordinated debt securities may receive certain capital stock and subordinated debt securities). (Section 14.02 of the Subordinated Indenture)

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 14.05 of the Subordinated Indenture)
After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to such senior indebtedness. (Section 14.06 of the Subordinated Indenture)
As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. Furthermore, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. It is important to keep this in mind if you decide to hold our subordinated debt securities.
The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the trustee for any series of subordinated debt securities for the payment of principal and interest on such subordinated debt securities pursuant to the defeasance procedures described under “— Satisfaction and Discharge; Defeasance.”

Conversion and Exchange Rights
The debt securities of any series may be convertible into or exchangeable for other securities of Harris or another issuer or property or cash on the terms and subject to the conditions described in the applicable prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
We have summarized some of the terms and provisions of our capital stock in this section. The summary is not complete and is subject to, and qualified in its entirety by reference to, each of the items identified below. You should read our Restated Certificate of Incorporation, our By-laws and the certificate of designation relating to any particular series of preferred stock before you purchase any of our capital stock or securities convertible into shares of our capital stock because those documents and not this description set forth the terms of our capital stock.
Authorized Capital Stock
Under our Restated Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 501,000,000, of which 1,000,000 are shares of preferred stock, without par value, and 500,000,000 are shares of common stock, par value $1.00 per share. As of August 25, 2016, there were 124,306,326 shares of common stock issued and outstanding. As of August 25, 2016, 4,781,302 shares of common stock have been reserved for issuance under outstanding stock options. No shares of preferred stock have been issued. We describe the preferred stock under the heading “Preferred Stock” below.
Common Stock
Voting. The holders of shares of our common stock are entitled to one vote for each share on all matters voted on by our stockholders, and the holders of such shares possess all voting power, except as described below under the headings “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws and Delaware General Corporation Law — Provisions of Our Restated Certificate of Incorporation Related to Business Combinations” and “— Anti-Greenmail Provisions of Our Restated Certificate of Incorporation,” and except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock. There are no cumulative voting rights, except as described below under the heading “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws and Delaware General Corporation Law — Provisions of Our Restated Certificate of Incorporation While There is a 40% Shareholder.” Accordingly, the holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect directors.
Dividends and Distributions. Subject to any preferential or other rights of any outstanding series of preferred stock that may be designated by our Board of Directors, the holders of shares of our common stock will be entitled to such dividends as may be declared from time to time by our Board of Directors from funds available therefor, and upon liquidation will be entitled to receive on a pro rata basis all of our assets available for distribution to such holders.
Preferred Stock
Our Board of Directors is authorized without further stockholder approval (except as may be required by applicable law or New York Stock Exchange regulations) to provide for the issuance of shares of preferred stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolution adopted by our Board of Directors providing for the issuance of such series and as are permitted by the Delaware General Corporation Law. See “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws and Delaware General Corporation Law — Preferred Stock.” If our Board of Directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of any such series of preferred stock.
You should refer to the prospectus supplement relating to the series of preferred stock being offered for a description of the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material Federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.
The preferred stock of each series will rank senior to the common stock in priority of payment of dividends, and in the distribution of assets in the event of any liquidation, dissolution or winding up of our affairs, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled.
Upon issuance, the shares of preferred stock will be fully paid and non-assessable, which means that their holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.
No Preemptive Rights
No holder of any of our stock of any class authorized has any preemptive right to subscribe for any of our securities of any kind or class.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Computershare.
Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, By-laws and Delaware General Corporation Law
General
Our Restated Certificate of Incorporation, our By-laws and the Delaware General Corporation Law contain certain provisions that could delay or make more difficult an acquisition of control of us that is not approved by our Board of Directors, whether by means of a tender offer, open-market purchases, a proxy contest or otherwise. These provisions have been implemented to enable us to conduct our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our Board of Directors to be in the best interests of us and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of us, although such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions also may have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors. Set forth below is a description of the provisions contained in our Restated Certificate of Incorporation, our By-laws and the Delaware General Corporation Law that could impede or delay an acquisition of control of us that our Board of Directors has not approved. This description is intended as a summary only and is subject to, and qualified in its entirety by reference to, our Restated Certificate of Incorporation and our By-laws, as well as the Delaware General Corporation Law.

Number of Directors; Removal; Filling of Vacancies
Our Restated Certificate of Incorporation and By-laws provide that the number of directors shall not be fewer than eight or more than 13, the exact number to be fixed by resolution of our Board of Directors from time to time. Directors may be removed by stockholders with or without cause.
Our Restated Certificate of Incorporation and By-laws provide that vacancies on the Board of Directors may be filled only by a majority vote of the remaining directors or by the sole remaining director.
Stockholder Action
Our Restated Certificate of Incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders. Therefore, stockholders may not act by written consent. Our Restated Certificate of Incorporation and By-laws provide that special meetings of stockholders may be called only by our Board of Directors or, upon the written request of the holders owning of record continuously for a period of at least one year prior to the date of the requested meeting not less than 25% of the voting power of all outstanding shares of our common stock, by our Secretary, subject to certain additional requirements set forth in our By-laws.
Advance Notice for Stockholder Proposals or Nominations at Meetings
Our By-laws establish an advance notice procedure for stockholder proposals to be brought before any annual or special meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, including Rule 14a-8 under the Exchange Act, only such business may be conducted at an annual meeting of stockholders as has been:

•	specified in the notice of the annual meeting given by, or at the direction of, our Board of Directors;

•	brought before the meeting by, or at the direction of, our Board of Directors; or

•
brought before the meeting by a stockholder who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting, where such stockholder is a stockholder of record on the date the notice is delivered to our Secretary, is entitled to vote at the meeting on such business and complies with the advance notice procedure of our By-laws.

With respect to a special meeting of the stockholders, only such business may be conducted at the meeting as has been specified in the notice of such special meeting. The person presiding at such annual or special meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected will be eligible for election as a director.
To be timely, notice of nominations or other business to be brought before any annual meeting must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, such advance notice shall be given by the later of:

•	the close of business on the date 90 days prior to the date of the annual meeting; or

•	the close of business on the tenth day following the date that the annual meeting date is first publicly announced or disclosed.
If we call a special meeting of stockholders for the purpose of electing directors, notice of nominations must be delivered to our Secretary not later than the close of business on the tenth day following the date that the special meeting date and either the names of nominees or the number of directors to be elected is first publicly announced or disclosed.
Any stockholder who gives notice of any nomination of directors or other proposal must provide the following information:

•
whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from any other person with respect to the investment by the stockholder or such beneficial holder of our stock or the matter the notice relates to, and the details thereof, including the name of such other person (the stockholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are referred to as “Interested Persons”);

•	the name and address of all Interested Persons;

•
a complete description of all of our or our subsidiaries’ equity securities and debt instruments, whether held in the form of loans or capital market instruments, beneficially owned by all Interested Persons;

•
whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the six months preceding the date of delivery of the notice by or for the benefit of any Interested Person with respect to us or our subsidiaries, or any of our or our subsidiaries’ respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in our or our subsidiaries’ credit ratings or any of our or our subsidiaries’ respective securities or debt instruments (or, more generally, changes in our or our subsidiaries’ perceived creditworthiness), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof; and

•
a representation that the stockholder is a holder of record of our stock that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the notice.

Any notice relating to the nomination of directors must also contain:

•	the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC;

•	each nominee’s signed consent to serve as a director if elected; and

•	information as to whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K.
Any notice with respect to a matter other than the nomination of directors must contain:

•	the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders; and

•	a brief written statement of the reasons the stockholder favors the proposal.
Amendments to By-laws
Our By-laws provide that our Board of Directors or the holders of a majority of the shares of our capital stock entitled to vote at an annual or special meeting of stockholders have the power to amend, alter, change or repeal our By-laws.
Exclusive Forum Provision of our By-laws
Our By-laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Those actions include: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors or our officers or other employees to us or our shareholders, (iii) any action asserting a claim against us or any of our directors or our officers or other employees arising pursuant to any provision of the Delaware General Corporation Law or our Restated Certificate of Incorporation or By-laws (in each case, as amended from time to time), or (iv) any action asserting a claim against us or any of our directors or our officers or other employees governed by the internal affairs doctrine.
Amendment of the Restated Certificate of Incorporation
Any proposal to amend, alter, change or repeal any provision of our Restated Certificate of Incorporation requires approval by the affirmative vote of a majority of the voting power of all of the shares of our capital stock entitled to vote on such matters, with the exception of certain provisions of our Restated Certificate of Incorporation that require a vote of 80% or more of such voting power.
Provisions of Our Restated Certificate of Incorporation Related to Business Combinations
Our Restated Certificate of Incorporation provides that, in addition to any affirmative vote required by law or any other provision of our Restated Certificate of Incorporation, “business combinations” (generally defined as mergers, consolidations, sales of substantially all assets, issuances or transfers of securities with a fair market value of more than $1.0 million, and other significant transactions) involving us or any of our subsidiaries and involving or proposed by an “interested stockholder” (generally defined for purposes of these provisions as a person who beneficially owns more than 10% of our outstanding voting capital stock, or is an affiliate of ours and who within the prior two years was such a 10% beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested stockholder within the prior two years) or an affiliate of an interested stockholder require the approval of at least 80% of our then outstanding capital stock, voting as a class, provided that business combinations approved by our continuing directors (as defined in our Restated Certificate of Incorporation) or satisfying certain “fair price” and procedure provisions (generally requiring that stockholders receive consideration at least equal to the highest price paid by the interested stockholder for shares of our common stock within the prior two years) are not subject to this 80% vote requirement. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80% of our then outstanding capital stock, voting as a single class.

Anti-Greenmail Provisions of Our Restated Certificate of Incorporation
Our Restated Certificate of Incorporation provides that any purchase by us of shares of our voting capital stock from an “interested shareholder” (generally defined for purposes of these provisions as a person who beneficially owns 5% or more of our outstanding voting capital stock, or is an affiliate of ours and who within the prior two years was such a 5% beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested shareholder within the prior two years) at a price higher than the market price at the time, other than pursuant to an offer to the holders of all outstanding shares of the class, requires the approval of the percentage of our then outstanding voting capital stock at least equal to the sum of the percentage held by the interested shareholder plus a majority of the remaining shares, voting as a single class. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80% of our then outstanding capital stock, voting as a single class.
Provisions of Our Restated Certificate of Incorporation While There is a 40% Shareholder
Our Restated Certificate of Incorporation provides that in any election of directors on or after the date on which any “40% shareholder” (generally defined for purposes of these provisions as a person who beneficially owns 40% or more of our outstanding voting capital stock, or is an affiliate of ours and who within the prior two years was such a 40% beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested shareholder within the prior two years) becomes a 40% shareholder, and until such time as no 40% shareholder any longer exists, there shall be cumulative voting for the election of directors so that any holder of our voting capital stock will be entitled to as many votes as shall equal the number of directors to be elected multiplied by the number of votes to which the holder would otherwise be entitled and such holder may cast all of such votes for a single director, or distribute such votes among as many candidates as such holder sees fit. In any such election of directors, one or more candidates may be nominated by a majority of our disinterested directors. With respect to any person so nominated, or nominated by a person who is the beneficial owner of shares of our voting capital stock having a market price of at least $100,000, we are required to include certain information with respect to such nominees (generally on equal terms with other nominees of our Board of Directors and management) in our proxy statement or other materials with respect to the election of directors. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80% of our then outstanding capital stock, voting as a single class.
Preferred Stock
Our Restated Certificate of Incorporation authorizes our Board of Directors to issue one or more series of preferred stock by resolution and to determine, with respect to any series of preferred stock, the terms and rights of such series. We believe that the availability of preferred stock provides us with increased flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs that might arise. Having such authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as the authorized shares of our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which our securities may be listed. Although our Board of Directors has no intention at the present time of doing so, it does have the power (subject to applicable law) to issue a series of preferred stock that, depending on the terms of such series, could impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, such series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction.
Delaware General Corporation Law
Under Section 203 of the Delaware General Corporation Law (“Section 203”), certain “business combinations” (generally defined to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions that increase the interested stockholder’s percentage ownership of stock) between a publicly held Delaware corporation and an “interested stockholder” (generally defined as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock or their affiliates) are prohibited for a three-year period following the date that such stockholder became an interested stockholder. This three-year waiting period does not apply when:

•	the corporation has elected in its certificate of incorporation not to be governed by Section 203;

•
either the business combination or the proposed acquisition of stock resulting in the person becoming an interested stockholder was approved by the corporation’s board of directors before the other party to the business combination became an interested stockholder;

•
upon consummation of the transaction that made such person an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by officers who are also directors or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or

•	the business combination was approved by the corporation’s board of directors and also was authorized by two-thirds of the voting stock that the interested stockholder did not own.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approved either the business combination or the transaction that results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders otherwise may deem to be in their best interests.
DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us, having its principal office in the United States of America and must have a combined capital and surplus of at least $50 million. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.
Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Restated Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption of Depositary Shares
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving notice from us and not fewer than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After any such withdrawal, these holders of preferred stock will not be entitled to deposit the shares of preferred stock under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Conversion or Exchange of Preferred Stock
If the prospectus supplement relating to depositary shares provides that the deposited preferred stock is convertible into or exchangeable for our capital stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of our capital stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding.
The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $50 million.
DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50 million, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the aggregate number of warrants outstanding;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities issued with the warrants and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with the warrants will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	the identity of the warrant agent;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we believe is important about the warrants.
Common Stock or Preferred Stock Warrants
The prospectus supplement relating to a particular issue of warrants to purchase shares of common stock or preferred stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the aggregate number of warrants outstanding;

•	the shares of common stock or the designation and terms of the preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities issued with the warrants and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we believe is important about the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our debt securities or shares of our common stock or preferred stock, the holder will not have any rights as a holder of our debt securities or shares of our common stock or preferred stock, as the case may be, by virtue of ownership of warrants.

PLAN OF DISTRIBUTION
We may offer and sell these securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through agents; or

•	through any other means described in a prospectus supplement.
In addition, this prospectus may be used for the remarketing of certain debt securities or other securities issued pursuant to this prospectus.
Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities and the amounts of the securities underwritten or purchased by each of them. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering or purchase price and any discounts, commissions or concessions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed; and

•	any other information we believe is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. We (directly or through agents) may sell, and the underwriters or dealers may resell, the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.
In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that: (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject; and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or our subsidiaries or affiliates in the ordinary course of business.
Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment transactions, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters;

•	stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and

•
penalty bids permit the underwriters to reclaim a selling concession from a broker-dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
Our common stock is quoted on the New York Stock Exchange under the symbol “HRS.” The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of these securities will be passed upon for us by our outside counsel, Holland & Knight LLP, Tampa, Florida. Unless otherwise specified in the applicable prospectus supplement, certain matters will be passed upon for any underwriters, dealers or agents, if any, by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of Harris Corporation appearing in Harris Corporation’s Annual Report (Form 10-K) for the fiscal year ended July 1, 2016 including the schedule appearing therein, and the effectiveness of Harris Corporation’s internal control over financial reporting as of July 1, 2016, have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is a statement of the estimated expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with a distribution of securities registered under this Registration Statement.

SEC Registration Fee	$ (1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Indenture Trustees’ Fees and Expenses	(2)
Printing, Engraving and Mailing Expenses	(2)
Rating Agency Fees	(2)
Miscellaneous	(2)

Total	$ (2)

(1)
Under Rules 456(b) and 457(r) of the Securities Act of 1933, the registration fee will be paid at the time of any particular offering of securities under this Registration Statement, and is therefore not currently determinable.

(2)	Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings is indeterminable, these fees cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful.
This power to indemnify applies to actions brought by or in the right of the corporation to procure a judgment in its favor as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in the prior paragraphs, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
The Registrant’s By-Laws provide for indemnification of (among others) the Registrant’s current and former directors and officers to the full extent permitted by law. The Registrant’s By-Laws also provide that expenses (including attorneys’ fees) incurred by any such person in defending actions, suits or proceedings shall be paid or reimbursed by the Registrant promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Registrant of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.
As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Restated Certificate of Incorporation provides that its directors will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:  (a) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL, which concerns unlawful payment of dividends, stock purchases or redemptions; or (d) for any transaction from which the director derived an improper personal benefit.
While the Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty. Accordingly, the Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions described in the preceding paragraph apply to an officer of the Registrant only if he or she is a director of the Registrant and is acting in his or her capacity as a director, and do not apply to officers of the Registrant who are not directors.
As permitted by the DGCL, the Registrant maintains officers’ and directors’ liability insurance that insures against claims and liabilities (with stated exceptions) that officers and directors of the Registrant may incur in such capacities. In addition, the Registrant has entered into indemnification agreements with each of the directors and executive officers pursuant to which each director and executive officer is entitled to be indemnified to the extent of the highest and most advantageous to such officer or director, as determined by the officer or director, of one or any combination of the following: (a) benefits provided by the Registrant’s Certificate of Incorporation or By-Laws in effect on the date of the indemnification agreement or at the time indemnification is sought or expenses are incurred by such officer or director; (b) benefits allowable under Delaware law in effect on the date of the indemnification agreement or the law of the jurisdiction under which the Registrant exists at the time indemnification is sought or expenses are incurred by such officer or director; (c) benefits available under liability insurance obtained by the Registrant; and (d) such other benefits as may be otherwise available to such officer or director under then existing practices of the Registrant.
The foregoing summaries are subject to the complete text of the DGCL and the Registrant’s Restated Certificate of Incorporation, By-Laws and the other arrangements referred to above and are qualified in their entirety by reference thereto.
Item 16. Exhibits
The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

1(a)	Form of Agency Agreement (to be filed, if necessary, by a Form 8-K or by amendment).

1(b)	Form of Underwriting Agreement (Debt Securities) (to be filed, if necessary, by a Form 8-K or by amendment).

1(c)	Form of Underwriting Agreement (Equity Securities) (to be filed, if necessary, by a Form 8-K or by amendment).

2(a)(i)
Asset Sale Agreement, dated as of December 5, 2012, by and between Harris Corporation and Gores Broadcast Solutions, Inc., incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 11, 2012. (Commission File Number 001-3863)

2(a)(ii)
First Amendment to Asset Sale Agreement, dated January 31, 2013, by and between Harris Corporation and HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.), incorporated herein by reference to Exhibit 2(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2013. (Commission File Number 001-3863)

2(a)(iii)
Amendment to Asset Sale Agreement, dated February 3, 2013, by and between Harris Corporation and HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.), incorporated herein by reference to Exhibit 2(b) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2013. (Commission File Number 001-3863)

2(a)(iv)
Amendment to Asset Sale Agreement, dated May 17, 2013, by and between Harris Corporation and HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.), incorporated herein by reference to Exhibit 2(d)(iv) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 28, 2013. (Commission File Number 001-3863)

2(b)
Agreement and Plan of Merger, dated as of February 5, 2015, by and among Exelis Inc., Harris Corporation, and Harris Communication Solutions (Indiana), Inc., incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 9, 2015. (Commission File Number 001-3863)

2(c)
Distribution Agreement, dated as of September 25, 2014, between Vectrus, Inc. and Exelis Inc., incorporated herein by reference to Exhibit 2.1 of Exelis Inc.’s Current Report on Form 8-K filed with the SEC on September 29, 2014. (Commission File Number 001-35228)

2(d)
Distribution Agreement, dated as of October 25, 2011, among ITT Corporation, Exelis Inc. and Xylem Inc., incorporated herein by reference to Exhibit 10.1 of ITT Corporation’s Form 10-Q Quarterly Report filed on October 28, 2011. (Commission File Number 001-5672)

3(a)
Restated Certificate of Incorporation of Harris Corporation (1995), as amended, incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2012. (Commission File Number 001-3863)

Exhibit No.	Description
3(b)
By-Laws of Harris Corporation, as amended and restated effective December 5, 2014, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 8, 2014. (Commission File Number 001-3863)

4(a)
Specimen stock certificate for the Registrant’s common stock, incorporated herein by reference to Exhibit 4(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004. (Commission File Number 001-3863)

4(b)(i)
Indenture, dated as of September 3, 2003, between Harris Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee, relating to unlimited amounts of debt securities which may be issued from time to time by the Registrant when and as authorized by the Registrant’s Board of Directors or a Committee of the Board, incorporated herein by reference to Exhibit 4(b) to the Registrant’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003.

4(b)(ii)
Instrument of Resignation of Trustee, Appointment and Acceptance of Successor Trustee, dated as of June 2, 2009, among Harris Corporation, The Bank of New York Mellon (formerly known as The Bank of New York) and The Bank of New York Mellon Trust Company, N.A., as to Indenture dated as of September 3, 2003, incorporated herein by reference to Exhibit 4(m) to the Registrant’s Registration Statement on Form S-3, Registration Statement
No. 333-159688, filed with the SEC on June 3, 2009.

4(b)(iii)
Supplemental Indenture, dated June 2, 2015, among Harris Corporation, Exelis Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), to the Indenture dated as of September 3, 2003 between Harris Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 2, 2015. (Commission File Number 001-3863)

4(c)(i)
Subordinated Indenture, dated as of September 3, 2003, between Harris Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee, relating to unlimited amounts of debt securities which may be issued from time to time by the Registrant when and as authorized by the Registrant’s Board of Directors or a Committee of the Board, incorporated herein by reference to Exhibit 4(c) to the Registrant’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003.

4(c)(ii)
Instrument of Resignation of Trustee, Appointment and Acceptance of Successor Trustee, dated as of June 2, 2009, among Harris Corporation, The Bank of New York Mellon (formerly known as The Bank of New York) and The Bank of New York Mellon Trust Company, N.A., as to Subordinated Indenture dated as of September 3, 2003, incorporated herein by reference to Exhibit 4(n) to the Registrant’s Registration Statement on Form S-3, Registration Statement No. 333-159688, filed with the SEC on June 3, 2009.

4(d)	Form of Senior Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4(e)	Form of Subordinated Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4(f)	Form of Convertible Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4(g)	Form of Preferred Stock Certificate of Designation (to be filed, if necessary, by a Form 8-K or by amendment).

4(h)	Form of Deposit Agreement (to be filed, if necessary, by a Form 8-K or by amendment).

4(i)	Form of Depositary Receipt (included in Exhibit 4(h)).

4(j)	Form of Debt Securities Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

4(k)	Form of Preferred Stock Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

4(l)	Form of Common Stock Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

5	Opinion of Holland & Knight LLP.

12	Statement regarding computation of ratio of earnings to fixed charges.

23(a)	Consent of Holland & Knight LLP (included in Exhibit 5).

23(b)	Consent of Ernst & Young LLP.

25(a)
Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Indenture, dated as of September 3, 2003, under the Trust Indenture Act of 1939, as amended.

25(b)
Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Subordinated Indenture, dated as of September 3, 2003, under the Trust Indenture Act of 1939, as amended.

Item 17.  Undertakings
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement or contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on this 31st day of August, 2016.

HARRIS CORPORATION (Registrant)

By:	/s/ William M. Brown
William M. Brown
Chairman, President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William M. Brown	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 31, 2016
William M. Brown

/s/ Rahul Ghai	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 31, 2016
Rahul Ghai

/s/ Todd A. Taylor	Vice President, Principal Accounting Officer (Principal Accounting Officer)	August 31, 2016
Todd A. Taylor

/s/ Peter W. Chiarelli	Director	August 27, 2016
Peter W. Chiarelli

/s/ Thomas A. Dattilo	Director	August 27, 2016
Thomas A. Dattilo

/s/ Terry D. Growcock	Director	August 27, 2016
Terry D. Growcock

/s/ Lewis Hay III	Director	August 27, 2016
Lewis Hay III

/s/ Vyomesh I. Joshi	Director	August 27, 2016
Vyomesh I. Joshi

/s/ Karen Katen	Director	August 27, 2016
Karen Katen

/s/ Leslie F. Kenne	Director	August 27, 2016
Leslie F. Kenne

/s/ David B. Rickard	Director	August 27, 2016
David B. Rickard

/s/ James C. Stoffel	Director	August 27, 2016
James C. Stoffel

/s/ Gregory T. Swienton	Director	August 27, 2016
Gregory T. Swienton

/s/ Hansel E. Tookes II	Director	August 27, 2016
Hansel E. Tookes II

EXHIBIT INDEX

Exhibit No.	Description

1(a)	Form of Agency Agreement (to be filed, if necessary, by a Form 8-K or by amendment).

1(b)	Form of Underwriting Agreement (Debt Securities) (to be filed, if necessary, by a Form 8-K or by amendment).

1(c)	Form of Underwriting Agreement (Equity Securities) (to be filed, if necessary, by a Form 8-K or by amendment).

2(a)(i)
Asset Sale Agreement, dated as of December 5, 2012, by and between Harris Corporation and Gores Broadcast Solutions, Inc., incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 11, 2012. (Commission File Number 001-3863)

2(a)(ii)
First Amendment to Asset Sale Agreement, dated January 31, 2013, by and between Harris Corporation and HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.), incorporated herein by reference to Exhibit 2(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2013. (Commission File Number 001-3863)

2(a)(iii)
Amendment to Asset Sale Agreement, dated February 3, 2013, by and between Harris Corporation and HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.), incorporated herein by reference to Exhibit 2(b) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2013. (Commission File Number 001-3863)

2(a)(iv)
Amendment to Asset Sale Agreement, dated May 17, 2013, by and between Harris Corporation and HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.), incorporated herein by reference to Exhibit 2(d)(iv) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 28, 2013. (Commission File Number 001-3863)

2(b)
Agreement and Plan of Merger, dated as of February 5, 2015, by and among Exelis Inc., Harris Corporation, and Harris Communication Solutions (Indiana), Inc., incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 9, 2015. (Commission File Number 001-3863)

2(c)
Distribution Agreement, dated as of September 25, 2014, between Vectrus, Inc. and Exelis Inc., incorporated herein by reference to Exhibit 2.1 of Exelis Inc.’s Current Report on Form 8-K filed with the SEC on September 29, 2014. (Commission File Number 001-35228)

2(d)
Distribution Agreement, dated as of October 25, 2011, among ITT Corporation, Exelis Inc. and Xylem Inc., incorporated herein by reference to Exhibit 10.1 of ITT Corporation’s Form 10-Q Quarterly Report filed on October 28, 2011. (Commission File Number 001-5672)

3(a)
Restated Certificate of Incorporation of Harris Corporation (1995), as amended, incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2012. (Commission File Number 001-3863)

3(b)
By-Laws of Harris Corporation, as amended and restated effective December 5, 2014, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 8, 2014. (Commission File Number 001-3863)

4(a)
Specimen stock certificate for the Registrant’s common stock, incorporated herein by reference to Exhibit 4(a) to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004. (Commission File Number 001-3863)

4(b)(i)
Indenture, dated as of September 3, 2003, between Harris Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee, relating to unlimited amounts of debt securities which may be issued from time to time by the Registrant when and as authorized by the Registrant’s Board of Directors or a Committee of the Board, incorporated herein by reference to Exhibit 4(b) to the Registrant’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003.

4(b)(ii)
Instrument of Resignation of Trustee, Appointment and Acceptance of Successor Trustee, dated as of June 2, 2009, among Harris Corporation, The Bank of New York Mellon (formerly known as The Bank of New York) and The Bank of New York Mellon Trust Company, N.A., as to Indenture dated as of September 3, 2003, incorporated herein by reference to Exhibit 4(m) to the Registrant’s Registration Statement on Form S-3, Registration Statement
No. 333-159688, filed with the SEC on June 3, 2009.

Exhibit No.	Description

4(b)(iii)
Supplemental Indenture, dated June 2, 2015, among Harris Corporation, Exelis Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), to the Indenture dated as of September 3, 2003 between Harris Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 2, 2015. (Commission File Number 001-3863)

4(c)(i)
Subordinated Indenture, dated as of September 3, 2003, between Harris Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee, relating to unlimited amounts of debt securities which may be issued from time to time by the Registrant when and as authorized by the Registrant’s Board of Directors or a Committee of the Board, incorporated herein by reference to Exhibit 4(c) to the Registrant’s Registration Statement on Form S-3, Registration Statement No. 333-108486, filed with the SEC on September 3, 2003.

4(c)(ii)
Instrument of Resignation of Trustee, Appointment and Acceptance of Successor Trustee, dated as of June 2, 2009, among Harris Corporation, The Bank of New York Mellon (formerly known as The Bank of New York) and The Bank of New York Mellon Trust Company, N.A., as to Subordinated Indenture dated as of September 3, 2003, incorporated herein by reference to Exhibit 4(n) to the Registrant’s Registration Statement on Form S-3, Registration Statement No. 333-159688, filed with the SEC on June 3, 2009.

4(d)	Form of Senior Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4(e)	Form of Subordinated Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4(f)	Form of Convertible Debt Security (to be filed, if necessary, by a Form 8-K or by amendment).

4(g)	Form of Preferred Stock Certificate of Designation (to be filed, if necessary, by a Form 8-K or by amendment).

4(h)	Form of Deposit Agreement (to be filed, if necessary, by a Form 8-K or by amendment).

4(i)	Form of Depositary Receipt (included in Exhibit 4(h)).

4(j)	Form of Debt Securities Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

4(k)	Form of Preferred Stock Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

4(l)	Form of Common Stock Warrant Agreement (including form of Warrant Certificate) (to be filed, if necessary, by a Form 8-K or by amendment).

5	Opinion of Holland & Knight LLP.

12	Statement regarding computation of ratio of earnings to fixed charges.

23(a)	Consent of Holland & Knight LLP (included in Exhibit 5).

23(b)	Consent of Ernst & Young LLP.

25(a)
Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Indenture, dated as of September 3, 2003, under the Trust Indenture Act of 1939, as amended.

25(b)
Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Subordinated Indenture, dated as of September 3, 2003, under the Trust Indenture Act of 1939, as amended.